Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of 8x8, Inc. (the “Company”) of our report dated May 22, 2025, relating to the Company’s consolidated financial statements as of March 31, 2025, and for the years ended March 31, 2025 and 2024, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2026, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP
San Jose, California
August 11, 2026